Exhibit 21.01
Subsidiaries

Name of Entity	State of Incorporation/Organization
Valero GP, LLC	Delaware

Bicen Development Corporation N.V.	Netherlands Antilles

Diamond K Limited	Bermuda

Kaneb, Inc.	Delaware

Kaneb Investment, LLC	Delaware

Kaneb LLC	Delaware

Kaneb Management, LLC	Delaware

Kaneb Management Company LLC	Delaware

Kaneb Pipe Line Company LLC	Delaware

Kaneb Pipe Line Holding Company, LLC	Delaware

Kaneb Pipe Line Operating Partnership, L.P.	Delaware

Kaneb Pipe Line Partners, L.P.	Delaware

Kaneb Services LLC	Delaware

Kaneb Terminals B.V.	Netherlands

Kaneb Terminals (Eastham) Limited	England

Kaneb Terminals Limited	England

Petroburgos, S. de R.L. de C.V.	Mexico

Point Tupper Marine Services Co.	Nova Scotia

Riverwalk Holdings, LLC	Delaware

Name of Entity	State of Incorporation/Organization
Riverwalk Logistics, L.P.	Delaware

Ross Chemical & Storage Company Limited	England

Saba Trustcompany N.V.	Netherlands Antilles

Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands Antilles

Shore Terminals LLC	Delaware

Skelly-Belvieu Pipeline Company, L.L.C.	Delaware

ST/Center Chillicothe Terminal, LLC (joint venture)	Delaware

ST Linden Terminal, LLC (joint venture)	Delaware

StanTrans Holding, Inc.	Delaware

StanTrans, Inc.	Delaware

StanTrans Partners, L.P.	Delaware

Statia Marine, Inc.	Cayman Islands

Statia Technology, Inc.	Delaware

Statia Terminals Antilles N.V.	Netherlands Antilles

Statia Terminals Canada Co.	Nova Scotia

Statia Terminals Canada Holdings Co	Nova Scotia

Statia Terminals Canada Partnership	Nova Scotia

Statia Terminals Corporation N.V.	Curacao, NA

Statia Terminals Delaware, Inc.	Delaware

Statia Terminals, Inc.	Delaware

Name of Entity	State of Incorporation/Organization
Statia Terminals International N.V.	Curacao, NA

Statia Terminals Marine Services N.V.	Netherlands Antilles

Statia Terminals New Jersey, Inc.	Delaware

Statia Terminals N.V.	Netherlands Antilles

Support Terminal Operating Partnership, L.P.	Delaware

Support Terminals Services, Inc.	Delaware

Texas Energy Services LLC	Delaware

Valero Burgos, LLC	Delaware

Valero GP Holdings, LLC	Delaware

Valero GP, Inc.	Delaware

Valero Internacional, S de R.L. de C.V.	Mexico

Valero Logistics Operations, L.P.	Delaware

Valero L.P.	Delaware